Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

FCSTONE GROUP, INC.

Adopted June 30, 2004

Revised August     , 2004

Effective September 1, 2004

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Iowa shall be located in the City of West Des Moines, Polk County. The Corporation may have such other offices, within or without the State of Iowa, as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be as recorded in the records of the Secretary of State of the State of Iowa and shall be subject to change from time to time by resolution of the Board of Directors and filing of a statement of said change as required by the Iowa Business Corporation Act.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING.

1.1 The annual meeting of Stockholders shall be held on such date as the Board of Directors shall by resolution specify within 180 days following the end of the Corporation’s fiscal year. An election of the directors shall take place at each annual meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the Stockholders as soon thereafter as it may conveniently be held. Other business as shall have been properly brought before the meeting as provided in these Bylaws may also be conducted at the annual meeting.

1.2 To be properly brought before an annual meeting of the Stockholders, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a Stockholder of the Corporation, who is a Stockholder of record who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in these Bylaws. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given a timely notice thereof in writing to the Secretary of the Corporation. To be timely, a

Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the date of such meeting; provided however, that if no annual meeting of Stockholders was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then to be timely such notice by the Stockholder must be so received not later than the close of business on the later of: (i) 120 calendar days in advance of the annual meeting, or (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made. Such Stockholder’s notice addressed to the Secretary of the Corporation shall set forth: (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, and any material interest in such business of such Stockholder and the beneficial owner (as such term is defined in Rule 13d-3 as then in effect under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”)), if any, on whose behalf the proposal is made, (d) the name and address (as they appear on the Corporation’s books) of the Stockholder giving the notice and of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class and number of shares of the Corporation that are beneficially owned (as such term is defined in Rule 13d-3 as then in effect under the Exchange Act) and of record by such Stockholder and such beneficial owner; and (d) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A, as then in effect under the Exchange Act, had proxies been solicited by the Board of Directors with respect thereto. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this subparagraph 1.2 and Rule 14a-8, as then in effect under the Exchange Act. The Presiding Officer at the annual meeting of the Stockholders shall, if the facts warrant, have the power and duty to determine whether the business proposed to be brought before the meeting, was not made in accordance with the provisions of this subparagraph 1.2 and Rule 14a-8, as then in effect under the Exchange Act, and if he should so determine, he shall have the power and duty to declare at the meeting that such business not properly brought before the meeting shall be disregarded and not transacted.

1.3 Notwithstanding the foregoing provisions of subparagraph 1.2 and Section 7 of Article III if (a) any class or series of stock has the right, voting separately by class or series, to elect Directors at an annual or Special Meeting of the Stockholders, such Directors shall be nominated and elected pursuant to the terms of such class or series of stock, and (b) a Stockholder also complies with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in subparagraph 1.2 or Section 2 of Article III, such Directors shall be nominated and elected pursuant to the terms of such class or series of stock. To the extent subparagraph 1.2 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of Stockholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

SECTION 2. SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the President, by the Chairman of the Board, by the Board of Directors or by any four (4) or more directors. The holders of shares having not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue may cause a special meeting of the Stockholders to be held upon compliance with the requirements of Section 702(1)(b) of the Iowa Business Corporation Act.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders; such date in any case to be not more than seventy (70) days and, in case of a meeting of Stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders, the date on which notice of the meeting is mailed shall be the record date for such determination of Stockholders.

When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 6. STOCK LEDGER AND VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make an alphabetical list of the

Stockholders entitled to vote at such meeting or any adjournment thereof, by voting group (and within such voting group by class or series of shares), with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Stockholder at any time during usual business hours beginning two (2) days after notice of the meeting is given. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting. The original or duplicate stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list required under this Article I, or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

SECTION 7. QUORUM OF SHAREHOLDERS. Unless otherwise provided in the Iowa Business Corporation Act, one-fourth (1/4) of the total number of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act, the Restated and Amended Articles of Incorporation or the Bylaws. If there shall not be a quorum at any meeting of the Stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the Stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

SECTION 8. PROXIES. At all meetings of the Stockholders, a Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 10 of this Article and to any terms to the contrary in the Articles of Incorporation or any Certificate of Designation, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to vote at a meeting of the Stockholders. No share shall be considered outstanding unless and until fully paid and officially issued by the Corporation. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the Stockholders, it shall, except as otherwise required by law or by the Articles of Incorporation, be authorized by a majority of the votes cast with respect to such action at a meeting of the Stockholders by the holders of shares entitled to vote thereon. Unless otherwise required by law or by the Articles of Incorporation, Directors of the Corporation shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of the Stockholders at which a quorum is present.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of this Corporation owned directly or indirectly by another corporation shall not be voted at any meeting except as permitted by law if a majority of the shares entitled to vote for election of directors of such other corporation is held directly or indirectly by this Corporation.

If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a Stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Stockholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a Stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Stockholder as permitted by Section 724(2) of the Iowa Business Corporation Act.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the Stockholder.

The Corporation and its officer or agent who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of Section 724 of the Iowa Business Corporation Act are not liable in damages to the Stockholder for the consequences of the acceptance or rejection.

Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under Section 724 of the Iowa Business Corporation Act is valid unless a court of competent jurisdiction determines otherwise.

SECTION 11. ACTION WITHOUT MEETING OF SHAREHOLDERS. Any action required or permitted by the Iowa Business Corporation Act to be taken at a meeting of the Stockholders may be taken without a meeting or vote if one or more written consents describing the action so taken and bearing the date of signature, are signed within a period of sixty (60) days by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Written notice shall be given to all Stockholders at least ten (10) days before the action is taken if required by Section 704(5) of the Iowa Business Corporation Act. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented to the corporate action in writing.

SECTION 12. PROCEDURE AT MEETINGS.

12.1 Meetings of the Stockholders shall be presided over by the Chairman of the Board, if any; or, in his or her absence by the Vice Chairman of the Board, if any; or, in his or her absence, by the President, if any; or, in his or her absence by the most senior Vice President in attendance, if any; or, in the absence of a designation by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, the Secretary; or, in his or her absence, an Assistant Secretary; or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as a secretary of the meeting and keep a record of the proceedings thereof.

12.2 The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the Stockholders, as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedure for maintaining order at the meeting and the safety of those present, limitations on participation on such meeting to the Stockholders of records of the Corporation and their duly authorized and constituted proxies, and such other persons as the Chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot consistent with Section 708(4) of the Iowa Business Corporation Act. Unless, and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of the Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

12.3 Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.

12.4 The Board of Directors may appoint one or more Inspectors of Election to serve at every meeting of the Stockholders at which Directors are to be elected.

SECTION 13. ADJOURNMENT. When any meeting of the Stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. NUMBER CLASSES OF DIRECTORS. The number of directors shall be ten (10). The Board of Directors shall be divided into three (3) classes, which are hereby designated Class I, Class II and Class III for the purposes of qualification to serve and the nomination process set forth in this Article III. There shall be eight (8) Class I directors to be qualified and nominated as provided in Sections 3, 4 and 5 of this Article III. There shall be one (1) Class II director to be qualified and nominated as provided in Section 6(a) of this Article III. There shall be one (1) Class III director to be nominated by the Board of Directors as provided in Section 6(b) of this Article III.

SECTION 3. REGIONAL QUALIFICATION AND NOMINATION OF CLASS I DIRECTORS. Class I directors shall be divided into subclasses and shall be qualified to serve, and shall be nominated, on a regional basis. The territory served by the Corporation is divided into four (4) regions shown on the map that is Exhibit A to these Bylaws for this purpose. Each Class I director shall be a resident of the region for which he or she is nominated and shall be an employee of a common Stockholders from such region at the time of nomination. One (1) Class I director position, the “Eastern Regional Director”, shall be nominated from among the residents of the Eastern Region. Three (3) of the Class I directors, the “Central Regional Directors”, shall be nominated from among the residents of the Central Region. Two (2) Class I directors, the “Northwestern Regional Directors”, shall be nominated from among the residents of the Northwestern Region. Two (2) of the Class I directors, the “Southwestern Regional Directors”, shall be nominated from among the residents of the Southwestern Region. Employees of Large Stockholders are eligible to be Class I directors. The Trustee of any Employee Stock Ownership Plan established by the Company shall be deemed to be located within the Central Region for all purposes under this Article III.

SECTION 4. CLASS I NOMINATING COMMITTEES. Not later than four (4) months prior to each annual meeting of Stockholders, the Board of Directors shall appoint a nominating committee for each region for which a Class I director term is to expire at such annual meeting. Each regional nominating committee shall have the authority to select candidates for election as a Class I director from such region at the next annual meeting of Stockholders. Each regional nominating committee shall consist of three (3) persons meeting the qualifications required to be a Class I director from such region and employed by a common Stockholder. Each regional nominating committee shall deliver its report to the Board of Directors at least ninety (90) days prior to the annual meeting of Stockholders and in doing so, shall provide at least two (2) candidates, but not more than three (3) candidates, for each Class I director from that region to be elected. In addition to the names of candidates provided by any common Stockholder from such region for consideration by the regional nominating committee, such committee may also consider other persons the committee considers qualified.

SECTION 5. CLASS I NOMINATING BALLOTS. The candidates selected by each such Class I nominating committee shall be listed on a separate written preference ballot for each region. A single regional preference ballot shall be delivered not less than sixty (60) nor more than ninety (90) days before the date of the annual meeting of Stockholders, either personally or by mail, to each common Stockholder of record located within the region for which candidates have been selected together with an instruction to return such preference ballot by mail to a firm of certified public accountants designated by the notice on or before a specified date which shall be not less than thirty (30) days before the date of the annual meeting. Each such preference ballot shall entitle the recipient Stockholder of record to express his or her preference with respect to each candidate, without regard to the number of shares held by such Stockholder. A preference ballot must be received on or before the specified date to be counted. The preference ballot delivered to each common Stockholder shall permit such common Stockholder to express his or her preference for any listed candidate selected by the applicable nominating committee or for any other person eligible for nomination to be a Class I director for such common Stockholder’s region. The designated firm of accountants shall tabulate the results of the preference ballots and report such results to the Chairman of the Board of Directors. After considering such results, the Board of Directors shall have authority for selecting nominees for each position as a Class I director, for placing the names of such individuals into nomination and for soliciting proxies for the election of such nominees. Large Shareholders of record as defined in Section 6(a) of this Article III shall also be entitled to express their preference for nominees on a regional basis under this Section.

SECTION 6. QUALIFICATION AND NOMINATION OF CLASS II AND CLASS III DIRECTORS.

(a)	Class II Director.

“Large Stockholders” shall mean the twelve (12) largest holders of Common Stock having active accounts with the Company computed on the basis of the number of shares of Common Stock held (“Large Stockholders”) and shall also include the Trustee of any Employee Stock Ownership Plan established by the Company. At least four (4) months prior to any annual meeting at which a Class II director term is to expire, the officers of the Company shall request that each of the Large Stockholders submit candidates for election to such position. Any person proposed by at least two (2) of the Large Stockholders shall be listed on a director preference ballot. The applicable preference ballot shall be delivered no less than sixty (60) nor more than ninety (90) days before the date of the annual meeting of Stockholders, either personally or by mail, to each Large Stockholder of record with an instruction to return such ballot by mail to a firm of certified public accountants designated by the notice on or before a specified date which shall be not less than thirty (30) days before the date of the annual meeting. Each such ballot shall entitle the recipient Stockholder of record to one vote, and only one vote, without regard to number of shares held. A ballot must be received on or before the specified date to be counted. The nominating ballot delivered to each Large Stockholder shall permit such Large Stockholder to cast one vote for any listed candidate or for any other person eligible to be a Class II director. The designated firm of accountants shall tabulate the nominating ballots and report the results to the Chairman of the Board of Directors. After considering such results, the Board of Directors shall have the authority to select the nominee for the position of Class II director, and place such individual into nomination and solicit proxies for the election of such nominee. Any person employed by a common Stockholder shall be eligible to be a Class II director.

(b)	Class III Director.

The Board of Directors shall, prior to any annual meeting at which a Class II director term is set to expire, nominate a person to serve as a Class III director, and place such individual into nomination and solicit proxies for the election of such nominee. Any person selected by the Board of Directors shall be eligible to be a Class III director.

SECTION 7. INDIVIDUAL SHAREHOLDER PARTICIPATION IN NOMINATIONS. The Board of Directors or a Nominating Committee will accept for consideration submissions for the nomination of Directors from any Stockholder entitled to generally vote in the election of Directors at a meeting of the Stockholders at which Directors will be elected. Acceptance of a recommendation for consideration does not imply that the Nominating Committee or the Board of Directors will propose the recommended candidate in a nominating ballot. Stockholder may directly nominate one or more persons for election as Directors at a meeting, only if written notice of such Stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, (e-mail submissions will not be considered), addressed to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of the Stockholders, 120 days in advance of the date of such meeting (as set forth in Section 1 of Article II of these Bylaws), and (ii) with respect to an election to be held at a Special Meeting of the Stockholders for the election of Directors, the close of business on the 7th day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address, as they appear on the Corporation’s books, of such Stockholder; (d) the class and number of shares of the Corporation which are beneficially owned (as defined in Rule 13d-3 as then in effect under the Exchange Act) by the nominating Stockholder and each nominee proposed by such Stockholder; (e) a description of all arrangements or understandings between the nominating Stockholder and each nominee and any other person or persons, including but not limited to, the Corporation’s competitors, suppliers, customers, labor unions or other persons with special interests regarding the Corporation, (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (f) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A, as then in effect under the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including but not limited to, nominee’s name, address, prior experience in the past five years, any legal proceedings in the past five years involving nominee and the Corporation, any ownership of stock in the Corporation, disclosure of any transactions between the Corporation and the nominee; (g) the consent of each nominee to serve as a Director of the Corporation if so elected; (h) a statement by the recommending Stockholder supporting, in the view of the Stockholder, that the proposed nominee possesses the minimum qualifications prescribed by the Board of Directors or the Nominating Committee for nominees, with brief description of contributions that the nominee would be expected to make to the Board of Directors and to the governance of the Corporation; (i) a statement whether, in the view of the Stockholder, the nominee would represent all Stockholders and not serve for the purpose of advancing or favoring any particular Stockholder or other constituent of the Corporation. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Board of Directors or the Nominating Committee, if they choose to do so in their discretion (with nominee’s contact information). A nominee proposed under this Section 7 for any Class I Director position must meet the qualifications for such position stated in Section 3 of this Article III. A nominee proposed under this Section 7 for a Class II Director position must meet the qualifications for such position stated in Section 6(b) of this Article III. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 8. ELECTION OF DIRECTORS. Nominees for each position as a director as determined in accordance with the nominating procedure set forth in Sections 2, 3, 4, 5, and 6 of this Article III shall be reported to, and shall be placed in nomination before, the annual meeting of Stockholders. Other nominations may be made as provided in Section 7 of this Article III. Election of directors shall be by majority of the votes, cast in person or by proxy at the annual meeting.

SECTION 9. TERMS OF DIRECTORS. The terms of the directors shall be staggered, and the directors shall be divided into three groups for this purpose as provided in the Articles of Incorporation as follows:

Director group A shall consist of three Class I directors whose terms shall expire at the annual meeting of Stockholders held following the end of the fiscal year ending in 2004 and at every third succeeding annual meeting of Stockholders holders thereafter.

Director group B shall consist of three Class I directors and one Class II director whose terms shall expire at the annual meeting of Stockholders held following the end of the fiscal year ending in 2005 and at every third succeeding annual meeting of Stockholders holders thereafter.

Director group C shall consist of two Class I directors and one Class III director whose terms shall expire at the annual meeting of Stockholders held following the end of the fiscal year ending in 2004 and at every third succeeding annual meeting of Stockholders holders thereafter.

At the annual meeting at which the term of a director expires, such director’s successor shall be elected by the holders of shares of Common Stock entitled to vote thereon, to serve until the third succeeding annual meeting of Stockholders and until a successor has been elected and qualified. No decrease in the number of directors shall give the effect of shortening the terms of office of any incumbent director.

SECTION 10. REGULAR MEETINGS. Unless specified to the contrary by a resolution of the Board at least thirty (30) days before the annual meeting of Stockholders, specifying a different time and place and providing notice thereof to be given to each director, a regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Stockholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Iowa for the holding of additional regular meetings without other notice than such resolution.

SECTION 11. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 12. NOTICE. Notice of any special meeting shall be given at least three (3) days prior thereto by written notice, unless oral notice is reasonable under the circumstances, of the date, time and place. Written notice may be given by facsimile transmission. If mailed, such notice must be deposited in the United States mail correctly addressed and postage prepaid at least eight (8) days prior to the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 13. QUORUM. A majority of directors qualified and serving shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 14. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except to the extent otherwise provided in the Articles of Incorporation.

SECTION 15. VACANCIES. Any vacancy among the directors occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by the affirmative vote of a majority of the Stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if any. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, or otherwise, may be filled before the vacancy occurs, but the new director shall not take office until the vacancy occurs.

SECTION 16. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors or other persons for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

SECTION 17. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at it; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a director who voted in favor of such action.

SECTION 18. ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 19. TELEPHONE CONFERENCE MEETINGS. Subject to other applicable provisions contained in these Bylaws, any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or any action which may be taken at a meeting of the directors, or a committee of directors, may be taken by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and the participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. REMOVAL AND RESIGNATIONS OF OFFICERS. (a) Any officer or agent may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. (b) An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If the Corporation accepts the future effective date, its Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the Stockholders. He shall be the principal officer of the Board of Directors and as such shall regularly advise and consult with the President to the end that the President may supervise and control the business and affairs of the Corporation within the framework and bounds of the orders, resolutions and policies from time to time enacted and established by the Board of Directors. The Chairman of the Board of Directors shall from time to time report to the Board of Directors all matters affecting the interests of the Corporation which, in his judgment, should be brought to the attention of the Board of Directors.

SECTION 6. THE VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

SECTION 7. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, subject to the general powers of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, deeds, mortgages, bonds, notes, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 8. THE VICE PRESIDENT(S). In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 9. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation; and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 10. THE SECRETARY. The Secretary shall keep the minutes of the Stockholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records; keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by each Stockholder; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

SECTION 12. SALARIES. The salary of the President shall be fixed from time to time by the Board of Directors. Salaries of other officers may be fixed by the President, subject to such review by the Board of Directors as it determines to exercise.

ARTICLE V

CONTRACTS, LOANS, CHECKS

AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES

AND THEIR TRANSFER

SECTION 1. NO CERTIFICATES. The shares of the Corporation shall be issued without certificates as provided in Section 626 of the Iowa Business Corporation Act. In lieu of any certificates the Corporation shall issue a written statement of the information required on share certificates within a reasonable time after the issue or transfer of any of the Corporation’s shares.

This provision shall not apply to any outstanding certificate representing shares of the Corporation until such certificate is surrendered to the Corporation. Upon the surrender of any share represented by a certificate for transfer, such share shall be reissued without a certificate as herein provided.

SECTION 2. RECORD OWNERSHIP. The Corporation shall maintain records of share ownership which shall set forth the name of the person to whom the shares are issued, with the number of shares held and date of issue, and in the case of a share evidenced by a certificate, the number of the certificate. Such record shall be deemed conclusive evidence of share ownership rights.

SECTION 3. PREVIOUSLY ISSUED CERTIFICATES. No shares represented by a previously issued certificate shall be transferred or redeemed until the certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a transfer or redemption may occur upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 4. RESTRICTIONS ON TRANSFER OF SHARES.

4.1 Common shares shall be subject to restrictions on transfer as follows:

(a)	Common shares of the Corporation may be transferred to any other holder of common shares, provided that the transferee does not hold more than five percent (5%) of the issued and outstanding common shares of the Corporation after the transfer;

(b)	Common shares issued may be transferred to any transferee approved in advance by the Board of Directors;

(c)	Common shares issued to any Employee Stock Ownership Plan shall be transferable as provided in such Plan; and

(d)	Common shares are not otherwise transferable.

4.2 The foregoing notwithstanding, restrictions on the transfer of shares owned by any trust created by an employee stock ownership plan adopted by the Board of Directors shall be governed by the terms of the plan and the trust, not by section 4.1.

4.3 Preferred shares shall be subject to such restrictions on transfer as may be established by the Board of Directors upon their issuance.

SECTION 5. TRANSFERS OF SHARES. Subject to the restrictions on transfer contained in the Restated and Amended Articles of Incorporation and Bylaws of the Corporation, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by its legal representative, who shall furnish proper evidence of authority to transfer, or by its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and in the case of shares evidenced by certificate, only on surrender for cancellation of the certificate for such share certificate. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of September in each year and shall end on the last day of August in each year.

ARTICLE VIII

NO PATRONAGE RIGHTS

Effective as of September 1, 2004, no common Stockholder shall be entitled to any rights based on membership or patronage of the Company on or after such date.

The provisions of Article IX of the Corporation’s Bylaws, as in effect on August 31, 2004, shall remain in effect for patronage dividend distributions made by the Corporation with respect to its fiscal year ended August 31, 2004. Thereafter, those provisions shall have no effect. Section 4 of Article VIII of the Corporation’s Bylaws, as in effect on August 31, 2004, shall remain in effect for patronage dividend distributions made by the Corporation with respect to fiscal year ended August 31, 2004 and with respect to prior fiscal years. Thereafter, that section shall have no effect.

ARTICLE IX

DIVIDENDS

SECTION 1. COMMON STOCK DIVIDENDS. Dividends shall be paid on common stock to the extent declared by the Board of Directors.

SECTION 2. PREFERRED STOCK DIVIDENDS. Dividends on preferred stock shall be paid as provided by the Board of Directors at the time of their issuance.

ARTICLE X

SEAL

This Corporation shall have no corporate seal.

ARTICLE XI

WAIVER OF NOTICE

SECTION 1. WAIVER OF NOTICE BY SHAREHOLDERS. A Stockholder may waive any notice required by the Iowa Business Corporation Act, the Articles of Incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the Stockholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

A Stockholder’s attendance at a meeting:

a. Waives objection to lack of notice or defective notice of the meeting, unless the Stockholder at the beginning of the meeting or promptly upon the Stockholder’s arrival objects to holding the meeting or transacting business at the meeting.

b. Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Stockholder objects to considering the matter when it is presented.

SECTION 2. WAIVER OF NOTICE BY DIRECTORS.

a. A director may waive any notice required by the Iowa Business Corporation Act, the Articles of Incorporation, or Bylaws before or after the date and time stated in the notice. Except as provided by subsection b, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

b. A director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the Corporation at which a quorum is present, by a majority vote of the directors present at the meeting. These Bylaws may also be altered, amended or repealed, or new Bylaws may be adopted, at any meeting of the Stockholders of the Corporation at which a quorum is present, by a majority vote of the Stockholders present at the meeting.

ARTICLE XIII

VOTING OF STOCK IN OTHER CORPORATIONS AND OF INTERESTS

IN PARTNERSHIPS OR LIMITED LIABILITY COMPANIES

In the absence of a resolution of the Board of Directors to the contrary, the Chairman of the Board, the Vice Chairman of the Board, the President or the Vice President of this Corporation is authorized and empowered to act for and on behalf of the Corporation by attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking similar or related actions, all respecting stock of other corporations or interests in partnerships or limited liability companies which are owned by the Corporation, all without further authority than as herein contained. The Board of Directors may, in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation or interests in partnerships or limited liability companies in which this Corporation may own or hold shares of stock or interests.

ARTICLE XIV

INDEMNIFICATION

SECTION 1. OFFICERS AND DIRECTORS. Service on the Board of Directors of the Corporation, or as an officer of the Corporation, or any such service at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity, is deemed by the Corporation to have been undertaken and carried on in reliance by such persons on the full exercise by the Corporation of all powers of indemnification which are granted to it under the Iowa Business Corporation Act as amended from time to time. Accordingly, the Corporation shall exercise all of its permissive powers as often as necessary and to the fullest extent possible to indemnify such persons. Such indemnification shall be limited or denied only when and to the extent that the Iowa Business Corporation Act or other applicable legal principles limit or deny the Corporation’s authority to so act. This bylaw and the indemnification provisions of the Iowa Business Corporation Act (to the extent not otherwise governed by controlling precedent) shall be construed liberally in favor of the indemnification of such persons. In addition, except as otherwise expressly provided by the Iowa Business Corporation Act, indemnification provided for under the Iowa Business Corporation Act shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision in the Articles of Incorporation or Bylaws, agreements, vote of Stockholders or disinterested directors or otherwise.

SECTION 2. EMPLOYEES. Employees of the Corporation who are not officers or directors shall be indemnified by the Corporation only if the Board of Directors determines, in its sole discretion, that such indemnification is permissible under the Iowa Business Corporation Act and that such indemnification is in the best interests of the Corporation in each particular circumstance. In the exercise of its discretion the Board of Directors will consider such factors as it deems appropriate, but ordinarily will not authorize indemnification in any circumstance when the employee seeking indemnification has incurred liability to the Corporation for such circumstance under the Corporation’s errors and deficits policy applicable to such employee.

ARTICLE XV

EXECUTIVE COMMITTEE

SECTION 1. CREATION. The Board of Directors may by resolution create an Executive Committee, and may by like action abolish the same at any time. If created, the Executive Committee shall consist of three (3) members who shall be the Chairman, Vice Chairman and Secretary-Treasurer of the Corporation. The resolution creating or abolishing the Executive Committee shall be adopted by not less than a majority of the number of directors fixed by these Bylaws. The existence of the Executive Committee shall be confirmed annually at the annual meeting of the Board of Directors.

SECTION 2. AUTHORITY. The Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session. The creation of the Executive Committee and the delegation thereto of the authority herein granted does not alone constitute compliance by a director with the standards of conduct described in Section 830 of the Iowa Business Corporation Act.

Committee may not, however:

a. Authorize dividends or other distributions to Stockholders;

b. Approve or propose to Stockholders action that the Iowa Business Corporation Act requires be approved by Stockholders;

c. Fill vacancies on the Board of Directors or on any of its committees;

d. Amend the Articles of Incorporation pursuant to section 1002 of the Iowa Business Corporation Act;

e. Adopt, amend or repeal Bylaws;

f. Approve a plan of merger not requiring Stockholder approval;

g. Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

h. Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except as may be done within limits specifically prescribed by the Board of Directors.

SECTION 3. COMMITTEE PROCEEDINGS. The Executive Committee shall select its own Chairman. The Executive Committee shall hold such regular meetings at such time and place as it may determine. Special meetings of the Executive Committee shall be held upon not less than twenty-four (24) hours written notice. Special meetings may be called by the Chairman or any two (2) members of the Executive Committee. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

SECTION 4. REPORTS. Minutes of all proceedings of the Executive Committee shall be maintained, and the Executive Committee shall report all business transacted by it to the Board of Directors at the meeting of the Board of Directors next succeeding any action taken by the Executive Committee. The Board of Directors shall review said minutes or other reports of the Executive Committee and shall take such action thereon as the Board of Directors may deem appropriate.

SECTION 5. INFORMAL ACTION. Any action required to be taken at a meeting of the Executive Committee, or any other action which may be taken at a meeting of the Executive Committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Executive Committee, and included in the minutes or filed with the corporate records reflecting the action taken. Such action is effective when the last committee member signs the consent, unless the consent specifies a different effective date.

SECTION 6. QUORUM. All members of the Executive Committee shall constitute a quorum for the transaction of business; provided, that if not all members are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

ARTICLE XVI

ESOP

The Company may establish an Employee Stock Ownership Plan, but it shall not acquire more than 20% of the issued and outstanding shares of common stock of the Company.